UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2026

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue, Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

On June 3, 2026, Super League Enterprise, Inc. (the “Company”) entered into a Redemption Agreement (the “Agreement”) with the sole holder (the “Holder”) of the Company’s Series C Senior Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), pursuant to which the Company agreed to pay Holder a one-time cash payment of $922,400 (the “Agreement Consideration”) in exchange for the Holder agreeing to (i) the Company’s redemption and cancellation of all 1,153 outstanding shares of Preferred Stock, and (ii) the termination of that certain Equity Purchase Agreement between the Holder and the Company, dated July 10, 2025 (the “Purchase Agreement”), including, without limitation, the termination of any and all agreements, instruments and documents entered into in connection therewith, so that neither the Company nor the Holder shall have any further rights, obligations, or liabilities under the Purchase Agreement. The Purchase Agreement further contains a release by each of the Company and the Holder releasing the other party from any and all claims, demands, actions, causes of action, liabilities, damages, costs, and expenses of any kind or nature whatsoever, whether known or unknown, arising out of or relating to the Preferred Stock or the Purchase Agreement. On June 8, 2026, the Company paid the Agreement Consideration to Holder in full satisfaction of its obligations under the Agreement.

The foregoing summary of the terms and conditions of the Agreement are qualified in their entirety by reference to the full text of such agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed in Item 1.01, on June 8, 2026, the Company paid Holder the Agreement Consideration, at which time the Purchase Agreement was terminated pursuant to the terms of the Agreement. No early termination penalties were incurred by the Company in connection with the termination of the Purchase Agreement. For more information on the Purchase Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2025.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 and made a part hereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Cancellation of Series AAA-2 Preferred Stock

On June 4, 2026 (the “Effective Date”), the Company filed a Cancellation of Certificate of Designation with the Secretary of State of the State of Delaware to terminate the designation of its Series AAA-2 Junior Preferred Stock (the “Certificate of Cancellation”). The filing of the Certificate of Cancellation was approved by the Company’s Board of Directors, and there were no shares of Series AAA-2 Junior Preferred Stock outstanding on the Effective Date.

A copy of the Certificate of Cancellation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Cancellation of Series C Preferred Stock

On June 9, 2026 (the “Series C Effective Date”), the Company filed a Cancellation of Certificate of Designation with the Secretary of State of the State of Delaware to terminate the designation of its Series C Senior Convertible Preferred Stock (the “Series C Certificate of Cancellation”). The filing of the Series C Certificate of Cancellation was approved by the Company’s Board of Directors, and there were no shares of Series C Senior Convertible Preferred Stock outstanding on the Series C Effective Date.

A copy of the Series C Certificate of Cancellation is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Cancellation of Designation of Series AAA-2 Junior Preferred Stock
3.2	Certificate of Cancellation of Designation of Series C Senior Preferred Stock
10.1	Redemption Agreement, dated June 3, 2026, by and between Super League Enterprise, Inc., and Yield Point NY, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: June 9, 2026	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer